SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2022

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	82-1317032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Las Vegas Blvd. S STE E4-98 Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 800-2511

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

The disclosures set forth in Item 3.02 are incorporated by reference into this Item 1.01.

Item 3.02Unregistered Sales of Equity Securities.

On June 28, 2022, the KeyStar Corp., a Nevada corporation (the “Company,” “we,” “our”) entered into a Securities Purchase Agreement with Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Excel”) for the purchase of 666,666 shares of our Series C Convertible Preferred Stock (the “Series C Preferred”) at a price of $0.30 per share for an aggregate purchase price of $199,999.80. The offer, sale and issuance of the shares were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipient of the shares acquired the shares for investment only and not with a view to or for sale in connection with any distribution thereof and represented to the Company that it could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the shares issued in these transactions. The recipient of the shares represented to the Company in connection with its purchase that it was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

The terms and conditions of the purchase and sale of the Series C Preferred stock to Excel are set forth a Securities Purchase Agreement. A form of which is attached hereto as Exhibit 10.1, and incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Item 3.03Material Modification of Rights of Security Holders.

On June 10, 2022, pursuant to Article III of our Articles of Incorporation, our Board of Directors (the “Board”) approved the designation of the Series C Preferred stock, consisting of up to 6,700,000 shares with a par value of $0.0001 per share.

With respect to rights on liquidation, winding up and dissolution, the Series C Preferred stock ranks pari passu with our common stock, our Series A Convertible Preferred Stock and stock of any other class of securities into which such securities may be reclassified or changed. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary (each, a “Liquidation”), the holders of shares of Series C Preferred stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $0.30 (the “Conversion Value”), plus 6.0% per annum compounded annually since the date of issuance (collectively, the “Liquidation Value”), per share of the Series C Preferred stock before any payment shall be made or any assets distributed to the holders of our common stock. If the assets of the Company are not sufficient to pay in full the amount payable to the holders of outstanding shares of the Series C Preferred stock as to rights on Liquidation with the Series C Preferred stock, then all of said assets will be distributed among the holders of the Series C Preferred stock and the other classes of stock ranking pari passu with the Series C Preferred stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

No dividend of any type or kind, whether cash, stock or otherwise, shall be declared or paid, or funds or stock set apart for the payment of, or other distributions of any type or kind, on any Series C Preferred stock for any period, and no Series C Preferred stock may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment without unanimous approval of all of the members of the Board. The Company may not declare, pay or set aside any dividends of any type in respect of any shares of our common stock unless it declares, pays or sets aside a portion of such dividends exclusively for shares of the Series C Preferred stock then outstanding equal to the amount holders of the Series C Preferred stock would have received had all shares of Series C Preferred stock been converted immediately prior to the record date of any such dividend, which shall be distributed pro-rata to the holders of Series C Preferred stock.

The holders of Series C Preferred stock shall have the right to cast one (1) vote for each share held of record on all matters submitted to a vote of holders of our common stock, including the election of directors, and all other matters as required by law. The holders of Series C Preferred stock shall vote together with all classes and series of our common stock as a single class on all actions to be taken by our common stock holders, except to the extent that voting as a separate class or series is required by law.

All issued and outstanding shares of Series C Preferred stock shall automatically convert into that number of fully paid and non-assessable shares of our common stock as determined by multiplying the number of shares of Series C Preferred stock to be converted by the quotient obtained by dividing (x) the Liquidation Value by (y) the Conversion Value upon the date that is the earlier of (the “Conversion Date”): (a) the closing date of an underwritten, follow-on public offering of shares of our common stock with gross offering proceeds of not less than $6,000,000; (b) the date we receive written notice from a holder of Series C Preferred stock of such holder’s desire and intention to convert all or some of such holder’s Series C Preferred stock; and (c) June 15, 2024.

The rights of the holders of Series C Preferred stock are defined in a Certificate of Designation filed with the Nevada Secretary of State on June 10, 2022, a copy of which is attached hereto as Exhibit 3.1, and incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2022, the Board created two new directorships and appointed John Linss and Bruce A. Cassidy to the Board, effective immediately. The new directors will serve on the Board until their successor shall be duly elected and qualified, or until their earlier resignation or removal in accordance with the Company’s Bylaws. The Board does not currently have committees.

John Linss; Chief Executive Officer, Principal Executive Officer and President; Age 63: Mr. Linss has most recently served as the Senior Vice President and Chief Technology Officer for Caesars Entertainment. As CTO, his broad areas of responsibility included M&A, technology operations, and global strategy while he worked closely with the senior management team to achieve aggressive enterprise-wide digital transformation initiatives. John successfully led integration activities for the $17.5B merger of Eldorado Resorts and Caesars to create the largest U.S. integrated resort and gaming company and accelerated over $100M in synergies within loyalty program integration, property conversions, and business systems prior to financial close. He also built and led the Caesars Covid- 19 IT Task Force which rapidly and successfully implemented a comprehensive work from home strategy for the entire workforce within four days of business shutdown, together with subsequent automated phased recalls and property re- openings and effective staff/guest health condition/thermal screening systems. His formal education includes Bachelor of Science majors in Economics and Interpersonal Communications at the University of Georgia, and he has served as an adjunct professor for Management Information Systems at Emory.

Neither Mr. Linss, nor any member of his immediate family, has, to the knowledge of the Company, had a material interest, direct or indirect, since the beginning of the Company’s fiscal year ending June 30, 2021, in any transaction or proposed transaction in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Bruce A. Cassidy; Secretary; Age 72: Mr. Cassidy served as our Chief Executive Officer, Chief Financial Officer, President and Treasurer from December 17, 2021 until June 14, 2022, and he continues to serve as our Secretary. Since 2019, Mr. Cassidy has served as a member of the board of directors of Loop Media, Inc. (OTC: LPTV), a Glendale, California-based multichannel digital platform media company that offers self-curated, premium videos to customers in OOH venues and D2C on their personal in home and mobile devices. Since November 2020, he has served as a director of Assisted 4 Living Inc. (OTC: ASSF), a Bradenton, Florida-based entity that provides, among other services, daily medical care for medically fragile and chronically ill children. Bruce also currently serves on the boards of various other companies, including as Chairman of the Board of each of Ultimate Gamer, LLC, Banyan Pediatric Care Centers, and Segmint, Inc. He serves as Chairman of the Sarasota Green Group, the Executive Chairman of each of CelebYou LLC and CelebYou Productions and is on the board of directors of Selinsky Force LLC. He was also the founding investor and served on the board of directors of Ohio Legacy Corp. Previously, Mr. Cassidy was the founder and CEO of Excel Mining Systems from 1991 until its sale in 2007 to Orica Mining Services, and from 2008 to 2009, served as the President and CEO of one of its subsidiaries, Minora North & South Americas. He currently owns and operates The Concession Golf Club in Sarasota, Florida.

On December 28, 2021, in connection with the assignment of that certain Demand Promissory Note dated April 20, 2020 in the principal amount of $10,000 (the “Demand Note”) that was initially in favor of Zixiao Chen (our Chief Financial Officer at the time of the Demand Note’s issuance) to Eagle Investment Group, LLC, we amended and restated the Demand Note (the “Amended Demand Note”) that is now in favor of Eagle Investment Group, LLC. Mr. Bruce Cassidy, who was our Chief Executive Officer and President at that time, is the Manager of Eagle Investment Group, LLC. Also on December 28, 2021, pursuant to the terms of the Amended Demand Note and a Notice of Conversion dated December 28, 2021 from the holder requesting that we convert the entirety of principal and all unpaid and accrued interest on the Amended Demand Note, we issued a total of 11,693 shares of our newly created Series B Convertible Preferred Stock at a conversion price of $1.00 per share to Eagle Investment Group, LLC.

On December 30, 2020, the Company executed a promissory note with a related party for cash proceeds of $30,000. The note bears interest at 10% per annum and is due in two business days after demand for payment. On December 17, 2021, the promissory note was purchased by Eagle Investment Group, LLC. Mr. Bruce Cassidy, who was our Chief Executive Officer and President at that time, is the Manager of Eagle Investment Group, LLC.

On February 22, 2022, we entered into a Discretionary Non-Revolving Line Of Credit Demand Note with Excel in the principal amount of not more than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Excel is controlled by Mr. Bruce Cassidy, who was our Chief Executive Officer and President at that time.

Item 5.03Amendments to Articles of Incorporation or Bylaws.

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 10, 2022.
10.1	Form of Securities Purchase Agreement between KeyStar Corp. and Investors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2022	KEYSTAR CORP.

By: /s/ Anthony J. Fidaleo
Anthony J. Fidaleo
Chief Financial Officer